Exhibit 99.1

 News Release

Cenveo Announces Agreement to Sell
Forms and Business Documents Group to Ennis, Inc.

STAMFORD, CT – (January 30, 2012) – Cenveo, Inc. (NYSE: CVO) today announced that it has agreed to sell its Forms and Business Documents Group (“Documents Group”) to Ennis, Inc. (NYSE:EBF), manufacturer of printed business products & apparel headquartered in Midlothian, Texas. The divestiture of the Documents Group, including the Printegra and PrintXcel brands, to Ennis is expected to better position the business for continued growth and success. The sale is expected to close during February 2012. Terms of the transaction were not disclosed.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“Cenveo’s Documents Group has built its leading position and strong reputation on producing business forms and document products to meet a variety of business customer needs. This divestiture allows Cenveo to focus on our core operations including labels, specialty packaging, envelopes, print and content management. We remain committed to executing our game plan of operating niche growth businesses while using our cash flow to invest in and grow our higher margin product groups and de-leveraging our balance sheet to achieve our stated leverage targets  by the end of next year. I look forward to sharing our fourth quarter results and outlook for 2012 when we release earnings next month.”

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of envelopes, custom labels, specialty packaging, commercial print, and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 9,000 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media affecting demand for our products; (xii) increases in raw material costs and decreases in their availability; (xiii) our labor relations; (xiv) our compliance with environmental rules and regulations; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.